Exhibit 4.2

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

SECURED TERM LOAN AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT (the “Amendment”) is made as of this 17th day of January, 2013 (the “Effective Date”), by and among DDR Corp. (f/k/a Developers Diversified Realty Corporation), a corporation organized under the laws of the State of Ohio (“DDR”), DDR PR Ventures, LLC, S.E., a Delaware limited liability company (“DDR PR”; DDR and DDR PR together with any Qualified Borrower that issues a Qualified Borrower Note in accordance with the terms of the Loan Agreement (as hereinafter defined), collectively, the “Borrower”), KeyBank National Association, and the other several banks, financial institutions and other entities from time to time parties to the Loan Agreement described below, including, one or more new or existing “Lenders” shown on the signature pages hereof (the “Lenders”), and KeyBank National Association, not individually, but as “Administrative Agent”, RBC Capital Markets, not individually, but as “Syndication Agent”, and U.S. Bank National Association, The Bank of Nova Scotia and RBS Citizens, N.A., not individually, but as “Documentation Agents”.

R E C I T A L S

A. Borrower, Administrative Agent, J.P. Morgan Securities LLC, as syndication agent, ING Real Estate Finance (USA) LLC, Scotiabanc, Inc. and RBS Citizens, N.A. as documentation agents, and certain Lenders entered into that certain Second Amended and Restated Secured Term Loan Agreement dated as of June 28, 2011 (the “Existing Loan Agreement”; the Existing Loan Agreement, as modified and amended by this Amendment, the “Loan Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B. The Borrower, the Administrative Agent and the Lenders desire to amend the Existing Loan Agreement in order to, among other things (i) decrease the Aggregate Commitment from $500,000,000.00 to $400,000,000.00; (ii) admit Capital One, N.A. (“New Lender”) as a “Lender” under the Loan Agreement; (iii) decrease the Capitalization Rate (as hereinafter defined) from 7.5% to 7.25%; and (iv) amend the provisions of the financial covenants and certain other provisions of the Existing Loan Agreement.

C. Borrower has requested changes to certain terms in the Existing Loan Agreement as set forth herein and the Lenders have agreed to such changes.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENTS

1. The foregoing Recitals to this Amendment are incorporated into and made part of this Amendment.

2. From and after the Effective Date, (a) the Aggregate Commitment shall equal Four Hundred Million and No/100 Dollars ($400,000,000.00), (b) the New Lender shall be considered a “Lender” under the Loan Agreement and the other Loan Documents, and (c) the Lenders shall each have a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment (such amounts to include any decreases in the Commitments of the existing Lenders). The Borrower shall, on or before the Effective Date, execute and deliver to each of the Lenders a new or amended and restated Note in the amount of its respective Commitment. In order to facilitate the reduction of the Aggregate Commitment to $400,000,000.00 and the amendment of the Existing Loan Agreement, certain lenders a party to the Existing Loan Agreement are no longer continuing as Lenders under the Loan Agreement (the “Exiting Lenders”), and New Lender is becoming a party to the Loan Agreement as a Lender. Contemporaneously with the execution of this Amendment, the Exiting Lenders shall be deemed to have assigned their Commitments under the Existing Loan Agreement to the Lenders under this Amendment, and the Exiting Lenders shall be paid all principal, interest and fees due to them in connection therewith by the Borrower with respect to the Exiting Lenders’ respective Percentages of the portion of the “Loans” under the Existing Loan Agreement being repaid on the Effective Date, and by the New Lender under the Loan Agreement with respect to the remaining amount. The Commitments shall be allocated among the Lenders a party to the Loan Agreement in accordance with their respective Percentages. The foregoing is done as an accommodation to the Borrower, the Exiting Lenders and the Lenders, and shall be deemed to have occurred with the same force and effect as if such assignments were evidenced by the applicable assignment agreements, and no other documents shall be, or shall be required to be, executed in connection therewith. By delivery of this Amendment and the new or amended and restated Notes in connection therewith, (a) there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the Existing Loan Agreement and the “Notes” described in the Existing Loan Agreement, which Indebtedness is instead allocated among the Lenders as of the date hereof in accordance with their respective Percentages, and is evidenced by the Loan Agreement and such new or amended and restated Notes, and the Lenders shall as of the date hereof make such adjustments to the outstanding Loans of such Lenders so that such outstanding Loans are consistent with their respective Percentages of the Aggregate Commitment, (b) there shall not be deemed to have occurred any release, satisfaction or cancellation of any liens granted pursuant to the Security Documents, which liens are hereby ratified and confirmed in all respects, and (c) there shall not be any impairment or effect on the validity or priority of the liens of the Security Documents.

3. The following definitions in Section 1.1 of the Existing Loan Agreement are hereby amended and restated to read as follows:

“Aggregate Commitment” means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is, as of January 17, 2013, $400,000,000.

“Capitalization Rate” means 7.25%.

“Implied Debt Service” means, as of any date of determination, the annual Debt Service of the Borrower and the Subject Property Owners that would be payable on a loan having an outstanding principal balance equal to the sum of (a) the Loans (less the amount of cash on deposit in the Cash Collateral Account, if any), and (b) the Subject Property Indebtedness (excluding any Subject Property Indebtedness for any Excluded Subject Property), minus Restricted Cash Collateral with respect to Subject Property Indebtedness in an amount not to exceed $25,000,000 (excluding all Restricted Cash Collateral with respect to any Excluded Subject Property), payable on a thirty (30) year mortgage style amortization schedule and assuming an interest rate equal to the greater of (i) the then current yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus two percent (2.00%) and (ii) seven percent (7.00%). The Implied Debt Service shall be determined by Administrative Agent and any such determination, so long as the same shall be made by Administrative Agent in exercise of its good faith business judgment, shall be conclusive and binding absent manifest error.

“Joint Lead Arrangers” means KeyBanc Capital Markets and RBC Capital Markets.

“Maturity Date” means April 3, 2017, or if the Maturity Date has been extended pursuant to Section 2.2, such extended Maturity Date, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

4. Section 2.1 of the Existing Loan Agreement is hereby amended by deleting Section 2.1(c) in its entirety and by inserting in lieu thereof the following new Section 2.1(c):

(c) Increase of Commitments. The Borrower may, by written notice to the Administrative Agent on up to four (4) occasions during the period from the Agreement Execution Date to January 17, 2016, request incremental Commitments in an amount not to exceed the aggregate amount of $100,000,000.00 from one or more additional Lenders (which may include any existing Lender) willing to provide such incremental Commitments in their own discretion. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders willing to hold the requested incremental Commitments. If Lenders are willing to provide such additional Commitments, the Aggregate Commitment may be increased from time to time by the addition of a new Lender(s) or the increase of the Commitment of an existing Lender(s) with the consent of only the Borrower, the Administrative Agent, and the new or existing Lender(s) providing such additional Commitment so long as the Aggregate Commitment does not exceed $500,000,000. Nothing in this Section 2.1(c) shall constitute or be deemed to constitute an agreement by any Lender to increase its Commitment hereunder. Any such increase in the Aggregate Commitment shall be conditioned upon the contemporaneous addition of Potential Properties as Subject Properties in accordance with Section 2A.2 to effect compliance with all financial covenants set forth in Section 6.18 immediately following the increase of the Aggregate Commitment and upon satisfaction of the requirements for additional Borrowings pursuant to Section 2.9. Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of Exhibit K attached hereto by the Borrower, the Administrative Agent and the new Lender or existing Lender providing such additional Commitment (the “Increase Notice”), a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof. The amount of the requested increase shall be set forth in the Increase Notice. Notwithstanding the foregoing, (i) no increase in the Aggregate Commitment may occur after January 17, 2016, and (ii) each such increase shall not be less than $25,000,000. On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Administrative Agent shall cause the new or existing Lenders providing such increase to hold its or their Percentage of all ratable Borrowings outstanding at the close of business on such day, by either funding more than its or their Percentage of new ratable Borrowings made on such date or purchasing shares of outstanding ratable Loans held by the other Lenders or a combination thereof. The Lenders agree to cooperate in any required sale and purchase of outstanding ratable Borrowings to achieve such result. Borrower agrees to pay all fees associated with the increase in the Aggregate Commitment including any amounts due under Section 3.4 in connection with any reallocation of Fixed Rate Borrowings.

5. Section 2.2 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following new Section 2.2:

2.2 Final Principal Payment and Extension of Maturity Date. Any outstanding Borrowings and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the initial Maturity Date for two terms (each an “Extension Option”) of six (6) months each, by submitting a request for an extension to the Administrative Agent (an “Extension Request”) no more than 90 and no fewer than 30 days prior to the then effective Maturity Date, and upon payment to Administrative Agent of all reasonable costs incurred by Administrative Agent in connection with such extension, whether the extension actually occurs or not. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender of the Extension Request. It shall be an additional condition precedent to each extension of the Maturity Date pursuant hereto that (a) there shall exist no Default or Unmatured Default on both the date the Borrower delivers the Extension Request to the Administrative Agent and on the applicable scheduled Maturity Date, (b) the Borrower shall have paid to the Administrative Agent for the ratable benefit of the Lenders, on or before the then effective Maturity Date, a fee equal to 0.05% of the Aggregate Commitment, and (c) the Borrower shall have executed and delivered to Administrative Agent a Compliance Certificate demonstrating compliance with all covenants set forth in Section 6.18 and the accuracy of all representations and warranties set forth in the Loan Documents after giving effect to such extension.

6. Section 2.4 of the Existing Loan Agreement is hereby amended by deleting the table in the first paragraph of such Section in its entirety and by inserting in lieu thereof the following new table:

S&P Rating	Moody’s Rating	LIBOR Applicable Margin	ABR Applicable Margin
BBB+ or higher	Baa1 or higher	1.20%	0.20%
BBB	Baa2	1.35%	0.35%
BBB-	Baa3	1.55%	0.55%
Less than BBB-	Less than Baa3	1.90%	0.90%

7. Section 6.18 of the Existing Loan Agreement is hereby amended by deleting Sections 6.18(vii), 6.18(viii), 6.18(x), 6.18(xi) and 6.18(xii) thereof in their entirety and by inserting in lieu thereof the following new Sections 6.18(vii), 6.18(viii), 6.18(x), 6.18(xi) and 6.18(xii):

(vii) [Intentionally Omitted];

(viii) the aggregate principal amount of Recourse Indebtedness that is secured by a Lien on partnership or other equity interests or by any other Lien which is not a mortgage Lien on real property shall not exceed $500,000,000 (which amount shall include the outstanding Indebtedness under the Loan Documents);

(x) the Value of Subject Properties consisting of Pledged Distributions Properties to be no more than sixty percent (60%) of the aggregate Value of Subject Properties for all Subject Properties;

(xi) the Value of Subject Properties consisting of Pledged Distributions Properties and Pledged Equity Properties to be less than eighty percent (80%) of the aggregate Value of Subject Properties for all Subject Properties;

(xii) the sum of (a) the outstanding principal balance of the Loans (less the amount of cash on deposit in the Cash Collateral Account, if any) plus (b) the sum of the Subject Property Indebtedness, minus Restricted Cash Collateral with respect to Subject Property Indebtedness in an amount not to exceed $25,000,000 (excluding all Restricted Cash Collateral with respect to any Excluded Subject Property), to be more than sixty-seven percent (67%) of the then Value of Subject Properties;

8. Section 6.18 of the Existing Loan Agreement is hereby further amended by deleting the second paragraph after Section 6.18(xiv) thereof in its entirety and by inserting in lieu thereof the following new paragraph:

For purposes of calculating compliance with the covenants set forth in Sections 6.18(x), (xi) and (xii) above, DDR shall be permitted to exclude (a) the portion of the Value of Subject Properties consisting of Pledged Distributions Properties in excess of 60% of the aggregate Value of Subject Properties for all Subject Properties including Pledged Distributions Properties, and (b) the portion of the Value of the Subject Properties consisting of Negative Pledge Properties in excess of 20% over the aggregate Value of Subject Properties including Negative Pledge Properties (such excluded amount being referred to as the “Excluded Portion”), provided, however, that the Excluded Portion shall also be excluded from the Value of Subject Properties for purposes of the covenant set forth in Section 6.18(xii) and DDR shall be required to remain in compliance with Section 6.18(xii) after giving effect to the exclusion of the Excluded Portion described in this paragraph. For example, if the aggregate Value of Subject Properties is $1,000,000,000; of which $125,000,000 (12.5%) consists of Pledged Equity Properties; $650,000,000 (65%) consists of Pledged Distributions Properties; and $225,000,000 (22.5%) consists of Negative Pledge Properties, Borrower could exclude $50,000,000 of Pledged Distributions Properties from the aggregate Value of Subject Properties and $25,000,000 of Negative Pledge Properties from the aggregate Value of Subject Properties resulting in an adjusted aggregate Value of Subject Properties of $925,000,000, provided that DDR remains in compliance with the covenant set forth in Section 6.18(xii) based on such $925,000,000.

9. Section 8.2 of the Existing Loan Agreement is hereby amended by deleting the amount “$600,000,000” from Section 8.2(iv) thereof and by inserting in lieu thereof the amount “$500,000,000”.

10. Exhibits “F” and “K” to the Existing Loan Agreement are hereby amended by deleting therefrom the references to the amounts “$500,000,000.00” and “$600,000,000.00”, and by inserting in lieu thereof the amounts “$400,000,000.00” and “$500,000,000.00” respectively.

11. Borrower, Administrative Agent and the Lenders hereby acknowledge and agree that the Compliance Certificate (and the calculations of the financial covenants set forth in such Compliance Certificate) of Borrower and its Subsidiaries required to be delivered to the Administrative Agent and the Lenders at the closing of this Amendment referred to in Section 15 hereof (the “Proforma Compliance Certificate”) and for the fiscal quarter and year ended December 31, 2012, shall be based on the terms and provisions of the Existing Loan Agreement, as modified and amended by this Amendment (including, without limitation, the reduction of the Aggregate Commitment to $400,000,000.00), notwithstanding the fact that the effective date of such modified financial covenants and such reduction in Aggregate Commitment occurs after the date of such reporting period.

12. Borrower hereby represents and warrants that:

(a) no Default or Unmatured Default exists;

(b) the Loan Documents are in full force and effect and Borrower has no defenses or offsets to, or claims or counterclaims relating to, its obligations under the Loan Documents;

(c) there has been no material adverse change in the financial condition of Borrower and its Subsidiaries from that shown in its September 30, 2012 financial statements;

(d) Borrower has full corporate power and authority to execute, and has duly authorized the execution of, this Amendment and no consents are required for such execution other than any consents which have already been obtained; and

(e) all representations and warranties contained in Article V of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof; provided that any representation or warranty that is qualified as to “materiality”, Material Adverse Effect or similar language is true and correct in all respects as of the date hereof and any such representations or warranties that relate to an earlier specified date are true and correct on and as of such date.

13. Except as specifically modified hereby, the Loan Agreement is and remains unmodified and in full force and effect and the obligations of Borrower, Lenders and Administrative Agent under the Loan Agreement are hereby ratified and confirmed. All references in the Loan Documents to the Existing Loan Agreement henceforth shall be deemed to refer to the Existing Loan Agreement as amended by this Amendment.

14. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be construed and enforced in accordance with the laws of the State of Ohio (excluding the laws applicable to conflicts or choice of law). This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement.

15. This Amendment shall become effective when (i) this Amendment has been executed by Borrower, Administrative Agent and all of the Lenders, (ii) the Administrative Agent has received and approved the Proforma Compliance Certificate for the period ended September 30, 2012 (but subject to the provisions of Section 11 hereof and subject to other customary and reasonable adjustments to reflect transactions that occurred between September 30, 2012 and the date of this Amendment), and (iii) the Administrative Agent has received and approved a fully executed and effective amendment to the Unsecured Credit Agreement which reflects modifications thereto that conform to the modifications being made pursuant to this Amendment, as applicable.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

BORROWER:

DDR CORP. (f/k/a Developers Diversified Realty Corporation), an Ohio corporation

By:	/s/ David E. Weiss
Print Name: David E. Weiss
Title: Executive Vice President, General Counsel and Secretary

3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-6453 Facsimile: 216/755-3453 Attention: Chief Financial Officer

with a copy to:

3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5650 Facsimile: 216/755-1560 Attention: General Counsel

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

DDR PR VENTURES, LLC, S.E., a Delaware limited liability company

By:	/s/ David E. Weiss
Print Name: David E. Weiss
Title: Executive Vice President, General Counsel and Secretary

3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-6453 Facsimile: 216/755-3453 Attention: Chief Financial Officer

with a copy to:

3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5650 Facsimile: 216/755-1560 Attention: General Counsel

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

LENDERS:

$40,000,000	KEYBANK NATIONAL ASSOCIATION,
Individually and as Administrative Agent

By: /s/ Jonathan Slusher
Print Name: Jonathan Slusher
Title: Assistant Vice President

127 Public Square
8th Floor
Cleveland, OH 44114
Phone: 216/689-7984
Facsimile: 216/689-5819
Attention: Jason Weaver

With a copy to:

127 Public Square
8th Floor
Cleveland, OH 44114
Phone: 216/689-4545
Facsimile: 216/689-4997
Attention: Dan Heberle

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$40,000,000	ROYAL BANK OF CANADA

	By:	/s/ David Cole
Print Name: David Cole Title: Authorized Signatory Three World Financial Center, 200 Vesey Street New York, New York 10281-8098 Phone: 212/428-6404 Facsimile: 212/428-6460 Attention: David Cole

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$35,000,000	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Curt M. Steiner
Name: Curt M. Steiner Title: Senior Vice President 209 S. LaSalle St., Suite 210 Chicago, IL 60604 Telephone: 312/325-8756 Facsimile: 312/325-8852 Attention: Curt M. Steiner

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$30,000,000	RBS CITIZENS, N.A., Individually and as Documentation Agent

	By:	/s/ Samuel A. Bluso
Name: Samuel A. Bluso Title: Senior Vice President 1215 Superior Avenue, OHS675 Cleveland, Ohio 44114 Telephone: 216-277-0051 Facsimile: 216-277-4600 Attention: Ellen Pallota

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$30,000,000	THE BANK OF NOVA SCOTIA,
Individually and as Documentation Agent

	By:	/s/ George Sherman
Print Name: George Sherman Title: Director The Bank of Nova Scotia 40 King Street West – 25th Floor Toronto, ON M5H 1h1 Phone: 416-350-1174 Facsimile: 416-350-1161 Attention: George Sherman, Director

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$25,000,000	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Kimberly L. Turner
Name: Kimberly L. Turner Title: Executive Director 383 Madison Avenue, Floor 24 New York, New York 10179 Phone: 212/622-8177 Facsimile: 646/534-0574 Attention: Kimberly L. Turner

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$25,000,000	THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York)

	By:	/s/ Helga Blum
Print Name: Helga Blum Title: Managing Director One Wall Street 21st Floor New York, New York 10286 Telephone: 212/635-1066 Facsimile: 212/809-9520 Attention: Kenneth McDonnell

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$20,000,000	PNC BANK, NATIONAL ASSOCIATION, Individually

	By:	/s/ John E. Wilgus, II
Print Name: John E. Wilgus, II Title: Senior Vice President 1900 E. Ninth Street, 22nd Floor Cleveland, Ohio 44114 Phone: 216/222-6032 Facsimile: 216/222-6070 Attention: John E. Wilgus, II

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$20,000,000	REGIONS BANK

	By:	/s/ Rob MacGregor
Name: Rob MacGregor Title: Senior Vice President 6805 Morrison Blvd., Ste. 100 Charlotte, NC 28211 Telephone: 704/442-4723 Facsimile: 704/442-4790 Attention: Rob MacGregor

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$20,000,000	SUMITOMO MITSUI BANKING CORPORATION

	By:	/s/ William G. Karl
Print Name: William G. Karl Title: General Manager 277 Park Avenue New York, NY 10172 Phone: 212/224-4058 Facsimile: 212/224-4887 Attention: Mr. Justin Kim

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$20,000,000	THE HUNTINGTON NATIONAL BANK

	By:	/s/ Arthur DePompei
Name: Arthur DePompei Title: Vice-President 200 Public Square CM17 Cleveland, Ohio 44114 Telephone: 216/515-6305 Facsimile: 877/834-3517 Attention: Arthur DePompei

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$15,000,000	CAPITAL ONE, N.A.,

	By:	/s/ Marlene Schwartz
Print Name: Marlene Schwartz Title: Senior Vice President 1680 Capital One Drive McLean, VA 22102 Phone: 703-720-6756 Facsimile: 703-720-2023 Attention: Ashish Tandon Vice President

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$15,000,000	GOLDMAN SACHS BANK USA

	By:	/s/ Mark Walton

Print Name: Mark Walton

Title: Authorized Signatory

c/o Goldman Sachs & Co.

30 Hudson Street, 38th Floor

Jersey City, New Jersey 07302

Phone: 212/934-3921

Facsimile: 917/977-3966

Attention: Michelle Latzoni

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$15,000,000	UBS LOAN FINANCE LLC

	By:	/s/ Joselin Fernandes
Print Name: Joselin Fernandes Title: Associate Director

	By:	/s/ Lana Gifas
Print Name: Lana Gifas Title: Director 677 Washington Blvd. Stamford, Connecticut 06901 Telephone: 203-719-4839 Facsimile: 203-719-3390 Attention: Samantha Mason

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$15,000,000	WELLS FARGO BANK, N.A.

	By:	/s/ Sam Supple

Name: Sam Supple

Title: Senior Vice-President

Wells Fargo Bank

123 N. Wacker Drive

Suite 1900

Chicago, IL 60606

Telephone: 212-269-4817

Facsimile: 312-782-0969

Attention: Sam Supple

With a copy to:

Gail Duran

Loan Administrator

Wells Fargo Bank

123 N. Wacker Drive

Suite 1900

Chicago, IL 60606

Phone: (312) 345-1923

Fax: (312) 782-0969

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$10,000,000	CITICORP NORTH AMERICA, INC.

	By:	/s/ John C. Rowland
Print Name: John C. Rowland
Title: Director

388 Greenwich Street, 23rd Floor New York, New York 10013 Phone: 212/816-4947 Facsimile: 866/838-9234 Attention: John Rowland

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$10,000,000	FIRST TENNESSEE BANK NATIONAL ASSOCIATION

	By:	/s/ Greg Cullum
Name: Greg Cullum
Title: Sr. Vice President

First Tennessee Bank 701 Market Street Chattanooga, Tennessee 37402 Phone: 423/757-4272 Facsimile: 423/757-4040 Attention: Greg Cullum

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$10,000,000	THE NORTHERN TRUST COMPANY

By: /s/ Blake J. Lunt
Print Name: Blake J. Lunt
Title: Second Vice President

50 S. LaSalle St., Floor M-27
Chicago, Illinois 60603
Phone: 312/557-3194
Facsimile: 312/557-1425
Attention: Blake J. Hunt

[Signatures Continue on Following Page]

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$5,000,000	DEUTSCHE BANK TRUST COMPANY
AMERICAS, INC.

By: /s/ George R. Reynolds
Print Name: George R. Reynolds
Title: Director

By: /s/ James Rolison
Print Name: James Rolison
Title: Managing Director

200 Crescent Court #550
Dallas, Texas 75201
Phone: 214/740-7906
Facsimile: 214/740-7910
Attention: Justin Shull

[SIGNATURE PAGES TO THE FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]